Exhibit 10.1

EIGHTTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE

THIS EIGHTTEENTH AMENDMENT TO CONSOLIDATED PROMISSORY NOTE (the “Eighteenth Amendment”) is made and entered into as of the 30h day of December 2016 by Discovery Energy Corp. a Nevada corporation f/k/a “Santos Resource Corp.” (herein called “Maker”), and Liberty Petroleum Corporation, an Arizona corporation (herein called “Payee”).

RECITALS:

WHEREAS, Maker executed in favor of Payee a Promissory Note (the “Note”) dated September 26, 2013 for a principal amount of $542,294; and

WHEREAS, pursuant to a series of payments made and amendments to the Note, First through Seventeenth (for purposes of the remainder of this Eighteenth Amendment, the term "Note" shall mean the Note as heretofore amended by said first 17 amendments and by this Eighteenth Amendment), the principal balance secured by the Note was reduced by $200,000, and the principal amount of the Note, (now in the amount of $387,724, taking into account interest that had accrued on the Note through the 5th day of May 2016 and that had been added to the outstanding principal amount) and accrued interest on this Note were to become due and payable on the 15th day of January 2017;

WHEREAS, in connection with the execution of this Eighteenth Amendment, Maker agrees to make, and Payee agrees to accept payment in the amount of $50,000 in cash and to further repay the Note by the further sum of $287,724 by the issuance of 1,150,896 restricted shares of Maker's common stock;

WHEREAS, the Parties agree and acknowledge that following the payment and the issuance of shares aforesaid, the outstanding balance of the Note is $50,000 as of the date of this Eighteenth Amendment; and

WHEREAS, Maker and the Payee each wish to enter into this extension and restatement of the Note upon the terms, provisions and conditions set forth herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises herein, the parties hereto hereby agree as follows (all undefined, capitalized terms used herein shall have the meanings assigned to such term in the Note):

1.	Amendment to the Note. In consideration of the mutual promises herein, the Note shall be amended so that: the outstanding principal of this Note ($50,000) plus all interest that accrues on this Note after the 5th day of May 2016 shall become due and payable in a single balloon payment on the 28th day of February 2017.

2.	Miscellaneous. Except as otherwise expressly provided herein, the Note is not amended, modified or affected by this Eighteenth Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Note are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this Eighteenth Amendment becomes effective, the terms, “Note,” “herein,” “hereunder” and terms of like import, when used herein or in the Note shall, except where the context otherwise requires, refer to the Note, as amended by this Eighteenth Amendment. This Eighteenth Amendment may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original but all of which together shall constitute one and the same instrument. This Eighteenth Amendment shall be deemed fully executed and delivered when duly signed by the signatories and delivered via “PDF” or facsimile transmission.

IN WITNESS WHEREOF, the undersigned have set their hands hereunto as the first date written above.

DISCOVERY ENERGY CORP.,	LIBERTY PETROLEUM CORPORATION,
Nevada corporation	an Arizona corporation

/s/ Keith J. McKenzie	/s/ Lane Franks
Keith J. McKenzie,	Lane Franks,
Chief Executive Officer	President